Exhibit 10.1

EXECUTION VERSION

DATED: 30 JANUARY 2015

Amendment Agreement

between

ML BLUETREND FUTURESACCESSSM LLC as the Fund
and

MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC
as the Manager

and

SYSTEMATICA INVESTMENTS LIMITED as the Trading Advisor

relating to

the amendment of the amended and restated advisory agreement between the Manager, the Fund and the Trading Advisor

TABLE OF CONTENTS

1.	Interpretation	1
2.	Amendment to Advisory Agreement	1
3.	Further Assurance	2
4.	Costs	2
5.	Notices	2
6.	Assignment	2
7.	Amendments to this Agreement	2
8.	Reservation of Rights	2
9.	Whole Agreement	2
10.	Severability	3
11.	Counterparts	3
12.	Governing Law	3
13.	Jurisdiction	3
Schedule 1 : Amendment to Advisory Agreement		4

i

THIS AGREEMENT is dated 30 January 2015 and made

BETWEEN:

(1)
ML BLUETREND FUTURESACCESSSM LLC, limited liability company incorporated in Delaware whose office is at c/o Merrill Lynch Alternative Investments LLC at 250 Vesey Street, 11th Floor, New York, NY 10080 (the “Fund”);

(2)	MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC, a limited liability company incorporated in Delaware whose registered office is at 250 Vesey Street, 11th Floor, New York, NY 10080 (the “Manager”); and

(3)	SYSTEMATICA INVESTMENTS LIMITED, a limited company incorporated in Jersey whose registered office is at 47 Esplanade, St. Helier, Jersey, JE1 0BD (the “Trading Advisor”).

BACKGROUND:

(A)
Pursuant to the Advisory Agreement (as defined below), the Trading Advisor has been engaged to make trading decisions and make investments on behalf of the Manager and the Fund on the terms set forth therein.

(B)	The Trading Advisor, the Fund and the Manager wish to amend the Advisory Agreement on the terms of this Agreement.

THE PARTIES AGREE THAT:

1.	Interpretation

1.1	In this Agreement, unless the context otherwise requires, the following words have the following meanings:

“Effective Date” means 00:00 BST on 1 January 2015, or such other time and date as may be agreed between the parties.

“Advisory Agreement” means the ML FuturesAccessSM Advisory Agreement dated 8 May 2008 between the Fund, the Manager and the Trading Advisor, as amended and restated by the Amendment to ML FuturesAccessSM Advisory Agreement dated 22 June 2009, the ML FuturesAccessSM Amended and Restated Advisory Agreement dated 25 January 2010 and the Amendment to Advisory Agreement dated 3 May 2011, and as novated and amended by the Novation and Amendment Agreement dated 31 July 2014 and the Novation and Amendment Agreement dated 1 January 2015 and as it may have been amended, restated and/or novated from time to time.

1.2	References to Clauses are to clauses of this Agreement and headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.3
The parties acknowledge that the Trading Advisor is the general partner of Systematica Investments LP, a limited partnership formed in Guernsey, and that the Trading Advisor has entered into this Agreement solely in that capacity.

2.	Amendment to Advisory Agreement

Each of the parties agrees that, with effect from the Effective Date, the amendment set out in Schedule 1 hereto be made to the Advisory Agreement.

3.	Further Assurance

At any time after the Effective Date each of the parties shall, at the request and cost of the party so requesting, execute or procure the execution of such documents and do or procure the doing of such acts and things as the party so requiring may reasonably require for the purpose of giving to the party so requiring the full benefit of all the provisions of this Agreement.

4.	Costs

Each party to this Agreement shall pay its own costs of and incidental to the negotiation, preparation, execution and carrying into effect of this Agreement.

5.	Notices

The parties agree that any notice or other communication required to be given under this Agreement or under the Advisory Agreement (to the extent applicable) shall be deemed to have been duly served on the Fund, the Manager and the Trading Advisor if it is served in accordance with the notice provisions in the Advisory Agreement, with the address details being as set on page 1 for the Fund, the Manager and the Trading Advisor.

6.	Assignment

Subject to the assignment provisions set out in the Advisory Agreement, none of the parties shall assign all or any of its rights or benefits under this Agreement without the written consent of the other parties.

7.	Amendments to this Agreement

No amendment to this Agreement shall be effective unless made in writing by each of the parties.

8.	Reservation of Rights

8.1	The rights, powers, privileges and remedies provided in this Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.

8.2
No failure to exercise nor any delay in exercising by any party to this Agreement any right, power, privilege or remedy under this Agreement shall impair or operate as a waiver thereof in whole or in part.

8.3
No single or partial exercise of any right, power, privilege or remedy under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

9.	Whole Agreement

9.1
This Agreement, together with any documents referred to in it, constitutes the whole agreement between the parties relating to the subject matter of this Agreement and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter.

9.2	Each party acknowledges that it has not been induced to enter into this Agreement by any representation or warranty other than those contained in this Agreement and,

having negotiated and freely entered into this Agreement. Each party acknowledges that its legal advisers have explained to it the effect of this Clause 9.2.

10.	Severability

If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, such provision shall be deemed to be deleted from this Agreement as if it had not originally been contained in this Agreement and the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected. Notwithstanding the foregoing in the event of such deletion the parties shall negotiate in good faith in order to agree the terms of a mutually acceptable and satisfactory alternative provision in place of the provision so deleted.

11.	Counterparts

This Agreement may be executed in any number of counterparts, which shall together constitute one agreement. Each party may enter into this Agreement by signing any such counterpart.

12.           Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT WHERE SPECIFIC PROVISIONS HEREOF REFER TO THE LAWS, RULES OR REGULATIONS OF OTHER JURISDICTIONS.

13.	Jurisdiction

The parties hereto agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this agreement, any breach hereof or any transaction covered hereby, shall be resolved, whether by arbitration or otherwise, within the County of New York, City of New York, State of New York or the Island of Jersey, as applicable pursuant to Clause 12. Accordingly, the parties consent and submit to the jurisdiction of the federal and state courts and any applicable arbitral body located within the County of New York, City of New York, State of New York and the Island of Jersey. The parties further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this agreement shall be brought by such party exclusively in federal or state courts, or if appropriate before any applicable arbitral body, located within the County of New York, City of New York, State of New York and the Island of Jersey.

SCHEDULE 1 :  AMENDMENT TO ADVISORY AGREEMENT

1.	Clause 5 of the Advisory Agreement will be deleted in its entirety and will be replaced with the following provision as a new clause 5:

“5
As of the last business day of each calendar month, the Fund shall pay the Trading Advisor (i) a management fee equal to 1/12 of 1.5% (a 1.5% annual rate) of the aggregate gross asset value attributable to the Units issued by the Fund, excluding the Units issued to the Trend-Following Fund, and (ii) a management fee equal to 1/12 of 1.0% (a 1.0% annual rate) of the aggregate gross asset value attributable to the Units issued to the Trend-Following Fund (together, the “Management Fee"). Such Management Fee shall be pro rated in the case of partial calendar months, but shall not be subject to rebate once paid.  For the avoidance of doubt, the Management Fee shall be calculated prior to reduction for any accrued Incentive Fees or for the management fee being calculated.”

IN WITNESS whereof the parties hereto have caused this Agreement to be signed as of the day and year first above written.

Executed by	)	/s/ Ninon Marapachi
ML BLUETREND FUTURESACCESSSM LLC	)	Ninon Marapachi
acting by:	)	VP of MLAI
MERRILL LYNCH ALTERNATIVE	)
INVESTMENTS LLC, Manager	)

Executed by	)	/s/ Ninon Marapachi
MERRILL LYNCH ALTERNATIVE	)	Ninon Marapachi
INVESTMENTS LLC	)	VP of MLAI
acting by:	)

Executed by	)
SYSTEMATICA INVESTMENTS LIMITED	)
acting as the general partner of	)
SYSTEMATICA INVESTMENTS LP	)
acting by Ben Dixon, Authorised Signatory	)	/s/ Ben Dixon